As Filed with the Securities and Exchange Commission on May 9, 2017

Registration No. 333-217642

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHEMOURS COMPANY*

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

46-4845564

(I.R.S. Employer Identification Number)

1007 Market Street

Wilmington, Delaware 19899

(302) 773-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Shelton, Esq.
SVP, General Counsel and Corporate Secretary

The Chemours Company

1007 Market Street

Wilmington, Delaware 19899

(302) 773-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anna T. Pinedo, Esq.

James R. Tanenbaum, Esq.

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

(212) 468-8000

Approximate date of commencement of the proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*Certain subsidiaries of The Chemours Company are also registrants and are identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt securities	(1)
Guarantees of debt securities
Warrants
Preferred stock, par value $0.01 per share
Common stock, par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, including debt securities, warrants and preferred stock that are convertible into or exercisable or exchangeable for our common or preferred stock. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The Chemours Company is deferring payment of all of the registration fee.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
ChemFirst Inc.	Mississippi	2800	64-0679456
First Chemical Corporation	Mississippi	2800	64-0428608
First Chemical Holdings, LLC	Mississippi	2800	64-0873102
First Chemical Texas, L.P.	Delaware	2800	64-0873104
FT Chemical, Inc.	Texas	2800	64-0873103
The Chemours Company FC, LLC	Delaware	2800	46-5626518
The Chemours Company TT, LLC	Pennsylvania	2800	46-5603533

*	The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o The Chemours Company, 1007 Market Street, Wilmington, Delaware 19899, Tel. (302) 773-1000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-217642) is being filed for the purpose of (i) adding guarantees of debt securities to be issued hereunder as an additional class of securities under the Registration Statement, (ii) adding ChemFirst Inc., First Chemical Corporation, First Chemical Holdings, LLC, First Chemical Texas, L.P., FT Chemical, Inc., The Chemours Company FC, LLC and The Chemours Company TT, LLC as guarantors of debt securities to be issued hereunder and (ii) adding certain information in Item 15 of Part II with respect to the guarantors. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Securities Act Registration Fee	$	*
Printing and Engraving Expenses		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Trustee Fees		+
Rating Agency Fees and Expenses		+
Miscellaneous		+
	$	+

*	The registration fee has been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

The following summarizes the limitations of liability and/or certain indemnification rights provided for in the applicable statutes and constituent documents of the registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the documents referred to below.

Registrants Incorporated or Organized Under the Laws of Delaware

Delaware corporations

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a

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knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The Chemours Company

The Amended and Restated Certificate of Incorporation of The Chemours Company provides that a director of the corporation shall not be personally liable either to the corporation or to any stockholder for breach of fiduciary duty as a director, except for liability (i) for any breaches of such director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL, which relates to unlawful declarations of dividends or other distributions or assets to stockholders; or (iv) for any transaction from which the director derived any personal benefit.

If the DGCL is amended after approval by the stockholders of the Amended and Restated Certificate of Incorporation for the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent provided by the DGCL, as so amended.

The Chemours Company has entered into indemnification agreements with its current directors and officers. The indemnification agreements supplement the indemnification provisions applicable under The Chemours Company’s (i) Amended and Restated Certificate of Incorporation and (ii) Amended and Restated Bylaws, and the General Corporation Law of the State of Delaware.

Among the terms and conditions of the indemnification agreements are provisions providing for director and officer indemnitees to be indemnified in the context of certain third-party proceedings and proceedings by or in the right of The Chemours Company. The agreements also provide for, under certain circumstances, indemnification against certain expenses to the extent an indemnitee is wholly or partly successful in a proceeding, and to the extent an indemnitee is a witness or otherwise asked to participate in a proceeding to which the indemnitee is not a party. Also, under certain conditions, the indemnification agreements provide for the advancement of certain expenses from The Chemours Company to an indemnitee.

Delaware limited liability companies

Section 18-303(a) of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that, except as otherwise provided by the Delaware LLC Act, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the Delaware LLC Act states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Chemours Company FC, LLC

The Chemours Company FC, LLC (“Chemours Company FC”) is subject to the provisions of the Delaware LLC Act. The Certificate of Formation of Chemours Company FC does not impose any additional indemnity requirements on Chemours Company FC.

First Chemical Texas, L.P.

First Chemical Texas, L.P. (“First Chemical Texas”) is subject to the provisions of the Delaware LLC Act. The Certificate of Limited Partnership of First Chemical Texas does not impose any additional indemnity requirements on First Chemical FC.

Registrants Incorporated or Organized Under the Laws of Mississippi

Mississippi corporations

Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he believed his conduct to be

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lawful, he conducted himself in good faith and he reasonably believed that his conduct was in the best interest of the corporation (if his conduct was in his official capacity) or at least not opposed to the best interests of the corporation (in any other circumstance). This section of the MBCA also provides a corporation the ability to include additional indemnification provisions in its articles of incorporation.

However, under Section 79-4-2.02(b)(5), a corporation may not indemnify a director for (i) receipt of a financial benefit to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) participation in unlawful distributions as indicated in Section 79-4-8.33 of the MBCA; or (iv) an intentional violation of criminal law.

Under Section 79-4-8.52 of the MBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

ChemFirst Inc.

ChemFirst Inc. (“ChemFirst”) is subject to the provisions of the MBCA. The Articles of Incorporation of ChemFirst do not impose any additional indemnity requirements on ChemFirst.

First Chemical Corporation

First Chemical Corporation (“First Chemical”) is subject to the provisions of the MBCA. The Articles of Incorporation of First Chemical do not impose any additional indemnity requirements on First Chemical.

Mississippi limited liability companies

Section 79-29-110 of the Mississippi Limited Liability Company Act (the “Mississippi LLC Act”) provides that the certificate of formation or operating agreement may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of Section 79-29-110.

Unless otherwise provided for in the certificate of formation or the operating agreement, a liability company must indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

First Chemical Holdings, LLC

First Chemical Holdings, LLC (“First Chemical Holdings”) is subject to the provisions of the Mississippi LLC Act. The Certificate of Formation of First Chemical Holdings does not impose any additional indemnity requirements on First Chemical Holdings.

Registrants Organized Under the Laws of Pennsylvania

Pennsylvania limited liability companies

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 (the “Pennsylvania LLC Law”) provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability company may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

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The Chemours Company TT, LLC

The Chemours Company TT, LLC (“Chemours Company TT”) is subject to the provisions of the Pennsylvania LLC Law. The Certificate of Organization for Chemours Company TT does not impose any additional indemnity requirements on Chemours Company TT.

Registrants Incorporated Under the Laws of Texas

Texas corporations

Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that, subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with certain requirements that: the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

Section 8.051 of the TBOC also provides that a Texas corporation shall indemnify a director against reasonable expenses actually incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because he or she is or was a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, Section 8.052 of the TBOC requires indemnification by a Texas corporation to the fullest extent that a court so orders.

FT Chemical, Inc.

FT Chemical, Inc. (“FT Chemical”) is subject to the provisions of the TBOC. The Articles of Incorporation of FT Chemical do not impose any additional indemnity requirements on FT Chemical.

Item 16. List of Exhibits.

1.1	Form of Underwriting Agreement for Debt Securities* †
1.2	Form of Underwriting Agreement for Preferred Stock* †
1.3	Form of Underwriting Agreement for Common Stock* †
4.1	Indenture (for senior debt securities) to be entered into between The Chemours Company and U.S. Bank National Association**
4.2	Form of Senior Registered Note**
4.3	Form of Indenture (for subordinated debt securities)†
4.4	Form of Subordinated Registered Note†
4.5	Form of Certificate for Preferred Stock†
4.6	Form of Warrant Agreement for Universal Warrant* †
4.7	Form of Warrant Agreement for Warrants Sold Alone* †
4.8	Form of Warrant Agreement for Warrants Sold Attached to Debt Securities* †
4.9	Form of Put Warrant (included in Exhibit 4.14)* †
4.10	Form of Call Warrant (included in Exhibit 4.14)* †
5.1	Opinion of Morrison & Foerster LLP, regarding legality of securities being registered
5.2	Opinion of Locke Lord LLP
5.3	Opinion of Ballard Spahr LLP
5.4	Opinion of Butler Snow LLP
8.1	Opinion of Morrison & Foerster LLP**
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Locke Lord LLP (included in Exhibit 5.2)
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.3)
23.4	Consent of Butler Snow LLP (included in Exhibit 5.4)
23.5	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)**
23.6	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm**
25.1	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1, with respect to the Indenture described in Exhibit 4.1**

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*	To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.
†	To be filed as an amendment to this registration statement.
**	Previously filed.

Item 17. Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such

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document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned Registrants hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering, and related matters to the extent required by the applicable form, not later than the first use, authorized by the Registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the Registrant and no reoffering of such securities by the purchasers is proposed to be made.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the each of the undersigned Registrants pursuant to the foregoing provisions, or otherwise, each of the undersigned Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the undersigned Registrants for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each of the undersigned Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on May 9, 2017.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Name:	Mark E. Newman
Title:	Senior Vice President and Chief
Financial Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer, and Director	May 9, 2017
Mark P. Vergnano	(Principal Executive Officer)

/s/ Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal	May 9, 2017
Mark E. Newman	Financial Officer)

/s/ Amy P. Trojanowski	Vice President and Corporate Controller	May 9, 2017
Amy P. Trojanowski	(Principal Accounting Officer)

*	Chairman of the Board	May 9, 2017
Richard H. Brown

*	Director	May 9, 2017
Curtis V. Anastasio

*	Director	May 9, 2017
Bradley J. Bell

*	Director	May 9, 2017
Mary B. Cranston

*	Director	May 9, 2017
Curtis J. Crawford

*	Director	May 9, 2017
Dawn L. Farrell

*	Director	May 9, 2017
Stephen D. Newlin

* By:	/s/ Mark E. Newman
Mark E. Newman
Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on May 9, 2017.

THE CHEMOURS COMPANY TT, LLC

By:	/s/ Mark E. Newman
Name:	Mark E. Newman
Title:	Senior Vice President, Chief
Financial Officer and Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Mark E. Newman, and each of them (so long as each such individual is an employee of The Chemours Company TT, LLC or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Vergnano	President, Chief Executive Officer and Manager	May 9, 2017
Mark P. Vergnano	(Principal Executive Officer)

/s/ Mark E. Newman	Senior Vice President, Chief Financial Officer and Manager	May 9, 2017
Mark E. Newman	(Principal Financial Officer)

/s/ E. Bryan Snell	Manager	May 9, 2017
E. Bryan Snell

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on May 9, 2017.

THE CHEMOURS COMPANY FC, LLC

By:	/s/ Mark E. Newman
Name:	Mark E. Newman
Title:	Senior Vice President and
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Mark E. Newman, and each of them (so long as each such individual is an employee of The Chemours Company FC, LLC or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Vergnano	President, Chief Executive Officer and Manager	May 9, 2017
Mark P. Vergnano	(Principal Executive Officer)

/s/ Mark E. Newman	Senior Vice President and Chief Financial Officer	May 9, 2017
Mark E. Newman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Kirsch	Manager	May 9, 2017
Paul Kirsch

/s/ Christian W. Siemer	Manager	May 9, 2017
Christian W. Siemer

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on May 9, 2017.

CHEMFIRST INC.
FIRST CHEMICAL CORPORATION
FIRST CHEMICAL HOLDINGS, LLC
FIRST CHEMICAL TEXAS, L.P.
FT CHEMICAL, INC.

By:	/s/ Mark E. Newman
Name:	Mark E. Newman
Title:	Senior Vice President and Chief
Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Mark E. Newman, and each of them (so long as each such individual is an employee of ChemFirst Inc., First Chemical Corporation, First Chemical Holdings, LLC, First Chemical Texas, L.P. and FT Chemical, Inc. or an affiliate thereof, as applicable), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Vergnano	President and Chief Executive Officer	May 9, 2017
Mark P. Vergnano(1)	(Principal Executive Officer)

/s/ Mark E. Newman	Senior Vice President, Chief Financial Officer and	May 9, 2017
Mark E. Newman(2)	Director/Manager
(Principal Financial Officer and Principal Accounting Officer)

/s/ Edson D. Silveira	Director/Manager	May 9, 2017
Edson D. Silveira(3)

/s/ Alisha Bellezza	Director/Manager	May 9, 2017
Alisha Bellezza(4)

(1) Signing on behalf of First Chemical Texas, L.P. (“First Chemical”) as President and Chief Executive Officer of FT Chemical Inc. (“FT Chemical”), the General Partner of First Chemical.

(2) Signing on behalf of First Chemical as Senior Vice President, Chief Financial Officer and Director/Manager of FT Chemical, the General Partner of First Chemical.

(3) Signing on behalf of First Chemical as Director of FT Chemical, the General Partner of First Chemical.

(4) Signing on behalf of First Chemical as Director of FT Chemical, the General Partner of First Chemical.

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